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                                                                   EXHIBIT 10.7

                                  DADE BEHRING
                        2002 MANAGEMENT STOCK AWARD PLAN

     1. PURPOSE OF STOCK AWARD PLAN. This Dade Behring 2002 Management Stock Award Plan (the "STOCK AWARD PLAN") of Dade Behring Holdings, Inc. (the "COMPANY") is designed to provide incentives to and reward past service of such eleven employees of the Company or its Subsidiaries (individually or collectively, "Employer") designated as members of the Executive Team as set forth on Schedule A attached hereto (collectively, "PARTICIPANTS"), through awards of Common Stock to Participants.

     2. DEFINITIONS. Certain terms used in this Stock Award Plan have the meanings set forth in Appendix I.

     3.   AWARDS OF COMMON STOCK.

     (a) EFFECTIVE DATE. Awards of Two Hundred Sixty-Eight Thousand (268,000) shares of Common Stock under this Stock Award Plan shall be granted on the Effective Date. The Committee shall determine the allocation among Participants of the shares of Common Stock to be granted on the Effective Date.

     (b) STABLE VALUE LISTING DATE. Awards of Forty-Seven Thousand Two Hundred Eighty-Eight (47,288) shares of Common Stock shall be granted on the Stable Value Listing Date to Participants who were awarded shares of Common Stock under this Stock Award Plan on the Effective Date. Such awards shall be made to such Participants ratably in accordance with the allocation of the award of Two Hundred Sixty-Eight Thousand (268,000) shares of Common Stock on the Effective Date; provided, however, that no Award shall be made to any individual who voluntarily terminates employment with the Employer prior to the Stable Value Listing Date or whose employment with the Employer was terminated for Cause prior to the Stable Value Listing Date.

     (c) VESTED AWARDS. All Awards granted either on the Effective Date or Stable Value Listing Date shall be fully vested at the date of grant and not subject to any restrictions.

     4. ADMINISTRATION OF THE STOCK AWARD PLAN. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Stock Award Plan, including but not limited to the full power and authority (a) to interpret the terms of this Stock Award Plan, the terms of any Awards granted under this Stock Award Plan, and the rules and procedures established governing any such Awards and (b) to determine the rights of any person under this Stock Award Plan, or the meaning of requirements imposed by the terms of this Stock Award Plan or any rule or procedure. Each action of the Committee shall be binding on all persons. Without amending this Stock Award Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Stock Award Plan as may, in the judgment of the Committee, be

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necessary or desirable to foster and promote achievement of the purposes of this
Stock Award Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws or regulations in other countries or jurisdictions in which the Employer operates or has employees.

     5. LIMITATION ON THE AGGREGATE NUMBER OF SHARES. The number of shares of Common Stock issued under this Stock Award Plan shall not exceed, in the aggregate, Three Hundred Fifteen Thousand Two Hundred Eighty-Eight (315,288) shares of Common Stock (as such number is equitably adjusted pursuant to Section 7 hereof). Awards may be either authorized and unissued shares, treasury shares, or a combination thereof as the Board shall determine.

     6. REGISTRATION. Upon the request of the Chief Executive Officer of the Company, the Company shall file and cause to be effective on the Effective Date or as soon as practicable thereafter (or such later time requested by the Chief Executive Officer of the Company) an S-8 Registration Statement for Awards pursuant to this Stock Award Plan. Each Participant shall have rights with respect to Awards no less favorable than those rights provided to Management Holders with respect to Registrable Common Stock in the Registration Rights Agreement.

     7. ADJUSTMENT FOR CHANGE IN COMMON STOCK. In the event of a reorganization, recapitalization, stock split, stock dividend, spin-off, combination, corporate exchange, merger, consolidation or other change in the Common Stock or any distribution to shareholders of Common Stock other than regular cash dividends or any transaction determined in good faith by the Committee to be similar to the foregoing, the Committee shall make appropriate equitable changes in the number and type of shares authorized by this Stock Award Plan, and the number and type of shares covered by notices of Awards of Common Stock.

     8. NO CONTRACT OF EMPLOYMENT AND STOCKHOLDER STATUS. Neither the adoption of this Stock Award Plan nor the award of Common Stock nor ownership of Common Stock shall be deemed or construed to obligate the Employer to continue the employment, appointment or engagement of any Participant for any particular period nor lessen the Employer's right to terminate the employment of any Participant.

     9. TAXES. The Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due from the Company or any Subsidiary with respect to any amount payable and/or shares issuable under this Stock Award Plan. The Participant may elect to pay a portion or all of the minimum required withholding taxes by (a) delivery of shares of Common Stock (provided such shares of Common Stock was held for at least six months (or such other period established by generally accepted accounting principles) if such Shares were received under this Stock Award Plan or any other equity compensation plan of the Company) or (b) having shares of Common Stock withheld by the Company from any shares of Common Stock that would otherwise have been received by the Participant.

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     10.  SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

     11. TERMINATION AND AMENDMENT. The Board at any time may suspend or terminate this Stock Award Plan and make such additions or amendments as it deems advisable under this Stock Award Plan, except that no such action shall reduce the number of shares of Common Stock to be awarded of which the individuals have been provided notice or adversely to the Participant change the terms and conditions of such outstanding or promised Awards of Common Stock without the Participant's consent (or if the Participant is not alive, the consent of the affected beneficiary of the Participant).

     12. DELAWARE LAW TO GOVERN. This Stock Award Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to internal conflict rules.

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                                   APPENDIX I

     "AWARD" means an award of Common Stock granted pursuant to the provisions of this Stock Award Plan.

     "BOARD" means the Company's board of directors.

     "CAUSE" shall have the meaning assigned to such term in any individual Participant's written employment arrangements with the Company or any of its Subsidiaries, and additionally, in any event shall include (or in the absence of any such written employment arrangement shall mean) (a) the intentional disregard of a written direction from the Board to a Participant to which such Participant has not objected within ten (10) business days of receiving such written direction, which intentional disregard is materially injurious to the Company or any of its Subsidiaries, (b) the knowing and intentional theft by such Participant of property of the Company or any of its Subsidiaries, which property has a substantial value, (c) the commission by such Participant of an act of moral turpitude which is materially injurious to the Company or any of Subsidiaries or (d) any material breach of any employment agreement between the Company or its Subsidiaries and such Participant.

     "CHANGE IN CONTROL" means, at any time following the consummation of the Plan of Reorganization on the Effective Date, the occurrence of any of the following:

     (a) Any "Person" (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended ("1934 Act") and used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of Section 13(d)(3)) has or acquires "Beneficial Ownership" (within the meaning of Rule 13d-3 under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are held or acquired by the following: (i) the Company or any of its Subsidiaries, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries (the persons or entities described in (i) and (ii) shall collectively be referred to as the "Excluded Group") or (iii) any underwriter (strictly in its capacity as underwriter) of an Initial Public Offering or initial purchaser (strictly in its capacity as initial purchaser) in an Rule 144A offering, shall not constitute a Change in Control.

     (b) At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of more than fifty percent (50%) of the directors then comprising the Incumbent Board, such new director shall, for purposes of this subsection (b), be considered as though such person were a member of the Incumbent Board; provided, further, however, that

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          no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual "Election Contest" (as described in the former Rule 14a-11 promulgated under the 1934 Act) or other actual solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest"), or (ii) by reason of any agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest.

     (c) Immediately prior to a consummation of a merger, consolidation or reorganization or similar event involving the Company, whether in a single transaction or in a series of transactions ("Business Combination"), unless, following such Business Combination:

          (i) the Persons with Beneficial Ownership of the Company, immediately before such Business Combination, have Beneficial Ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Surviving Company") in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

          (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than fifty percent (50%) of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

          (iii) no Person (other than a member of the Excluded Group or any Person who immediately prior to such Business Combination had Beneficial Ownership of fifty percent (50%) or more of the then Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the then combined voting power of the Surviving Company's then outstanding voting securities.

     (d) Immediately prior to the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person (other than a member of the Excluded Group) unless, immediately following such disposition, the conditions set forth in paragraph (c)(i), (ii) and (iii) above will be satisfied with respect to the entity which acquires such assets.

     (e) Approval by the Company's stockholders of a liquidation or dissolution of the Company or the occurrence of a liquidation or dissolution of the Company.

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     "COMMITTEE" means (a) the Chief Executive Officer with respect to Awards to employees of the Employer other than executive officers of the Company and (b) the Board or in the Board's discretion a committee composed of two or more members of the Board, with respect to Awards to executive officers of the Company.

     "COMMON STOCK" means the Company's class of capital stock designed as Common Stock, par value one cent ($0.01) per share, or, in the event that the outstanding shares of Common Stock are after the Effective Date recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

     "EFFECTIVE DATE" means the Effective Date as defined in the Plan of Reorganization.

     "FAIR MARKET VALUE" of a share of Common Stock means on a given date (a) if the principal market for the Common Stock is the Nasdaq stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the highest and lowest reported sale prices of a share of Common Stock on the date of the determination on the principal market on which the Common Stock is then listed or admitted to trading, (b) if the Common Stock is not listed on the Nasdaq stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the closing high bid and low asked prices of a share of Common Stock on the date of the determination as reported by the system then regarded as the most reliable source of such quotations, (c) if the Common Stock is listed on a domestic stock exchange or market or quoted in a domestic market or service, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices or quotations on the last previous day on which so reported or (d) if none of the foregoing clauses apply, the fair market value of a share of Common Stock without discounts as determined in good faith by the Board and stated in writing in a notice delivered to the holders of the Common Stock involved.

     "MANAGEMENT HOLDERS" shall have the meaning assigned to such term in the Registration Rights Agreement.

     "PLAN OF REORGANIZATION" means the plan of reorganization of the Company approved by the bankruptcy court in 2002.

     "REGISTRABLE COMMON STOCK" shall have the meaning assigned to such term in the Registration Rights Agreement.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement attached as Exhibit 10.2 to the Company's Form 10 Registration Statement.

     "STABLE VALUE LISTING DATE" means the earliest of (a) the day after the date the following two events occur: (i) the Common Stock is listed on the Nasdaq stock market (or if the Company is unable within a commercially reasonable time to cause the Common Stock to be so listed on the Nasdaq stock market and the Board or shareholders decide to list or cause to be traded or quoted the Common Stock on an alternative exchange or service, such listing, trading or quoting

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shall meet the requirements of this subsection (i)), and (ii) thereafter, the
Fair Market Value of the Common Stock for ten (10) consecutive business days equaled or exceeded fourteen dollars seventy-two cents ($14.72); (b) a Change in Control; (c) the one hundred twentieth (120th) day after the Effective Date if the Board by the ninetieth (90th) day after the Effective Date has not authorized the Chief Executive Officer of the Company and the executive management team to use their commercially reasonable efforts to have the Common Stock listed, traded or quoted on the Nasdaq stock market or other alternative exchange or service, or (d) the date after the first anniversary of the Effective Date the Board, in its discretion, approves the issuance of Seventy Thousand Five Hundred Eighty-Eight (70,588) shares of Common Stock to the Chief Executive Officer and the executive management team.

     "SUBSIDIARY" shall mean (a) any corporation of which the outstanding equity interests having at least a majority of votes entitled to be cast in the election of the directors under ordinary circumstances shall at the time be owned, directly or indirectly, by the Company or (b) any other type of business entity of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by the Company.

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                                  DADE BEHRING
                           2002 MANAGEMENT STOCK AWARD
                           ACCEPTANCE & ACKNOWLEDGMENT

To:  _______________________

     By signing this form and returning it to Dade Behring Holdings, Inc. (the "Company") you confirm the existence and acceptance of the Award of _________ shares of the Company's Common Stock, par value $0.01 per share, pursuant to the grant made on __________ pursuant to the Company's 2002 Management Stock Award Plan (the "Stock Award Plan"), a copy of which is attached.

     You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Common Stock acquired pursuant to an Award unless your offer, sale or other disposition thereof is registered under the Securities Act of 1933 and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration thereunder. You agree that you will not offer, sell or otherwise dispose of any Common Stock acquired pursuant to an Award in any manner which would violate or cause the Company to violate the Securities Act of 1933, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Common Stock pursuant to an Award will bear such legends as the Company deems necessary or desirable in connection with the Securities Act of 1933 or other rules, regulations or laws.

     By signing below and returning this form to the Company, you acknowledge your full understanding of, and agreement with, all of the terms and conditions of the Stock Award Plan (as it may be amended or modified from time to time in accordance with its terms) as applied to any shares of Common Stock pursuant to your Award and all the terms and acknowledge the receipt of a copy of the Stock Award Plan.

                                          Sincerely,

                                          Dade Behring Holdings, Inc.

                                          By:
                                             -----------------------------------
                                          Its:

ACCEPTED AND ACKNOWLEDGED

---------------------------------
Name:

Date:
     ----------------------------

Please retain a copy of this form for your own records.

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                                   SCHEDULE A

                              Robert Brightfelt

                              Randy Daniel

                              John Duffey

                              David Edelstein

                              Kathleen Kennedy

                              Mark Moran

                              Pattie Overstreet-Miller

                              Louise Pearson

                              Donal Quinn

                              Hiroshi Uchida

                              Mark Wolsey-Paige